Exhibit 99.1

For Immediate Release
July 23, 2008

AJS BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $192,000 for the quarter ended June 30, 2008 as compared to $159,000 for the same quarter in 2007.  Basic and diluted earnings per share were $0.09 for the quarter ended June 30, 2008 as compared with basic earnings per share of $0.08 and diluted earnings per share of $0.07 for the quarter ended June 30, 2007.  The increase in net income resulted from an increase in net interest income after provision for loan losses and an increase in non-interest income, offset by an increase in non-interest expense.  Net income for the six months ended June 30, 2008 was $280,000 compared to net income of $410,000 for the six months ended June 30, 2007.  Basic and diluted earnings were $0.14 per share for the six months ended June 30, 2008 compared to basic and diluted earnings of $0.19 per share for the six months ended June 30, 2007.

Total assets at June 30, 2008 were $247.1 million, a decrease of $1.2 million or 0.5% from $248.3 million at December 31, 2007.  The decrease in total assets reflects decreases in cash and cash equivalents and securities, partially offset by an increase in certificates of deposit at other financial institutions and other assets.  Loans receivable remained fairly stable for the comparable periods.  There was a decrease of $1.3 million or 6.8% in cash and cash equivalents to $17.1 million at June 30, 2008 from $18.4 million at December 31, 2007.

Securities decreased $4.5 million or 5.5% to $77.0 million at June 30, 2008 compared to $81.5 million at December 31, 2007.  The decrease in securities was primarily due to the sale of $11.4 million in a mortgage mutual fund in April 2008 and maturities, calls, and principal repayments of fixed-rate government sponsored notes, bonds and mortgage-backed securities, offset by purchases of $26.7 million of mortgage-backed securities and fixed-rate government sponsored notes and bonds.  The Company elected the fair value option for its marketable equity investments as of January 1, 2008, the effective date for Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities standard.  Subsequent to the election, the Company sold 100% of its mutual fund investment and recorded a total realized loss of $192,000, of which $120,000 was recorded in the first quarter of 2008 as a fair value adjustment and $72,000 was recorded in the second quarter of 2008.  The only asset currently remaining that will be valued using FASB Statement 159 is the Company’s common stock investment.  The Company purchased $22.7 million in Federal National Mortgage Association and Federal Home Loan Mortgage Corporation mortgage-backed securities (“MBS”) and $4.0 million in callable government backed notes and bonds.  The MBS securities purchased were well seasoned securities or securities with maturities of fifteen years or less.

Other assets increased $333,000 or 5.7% to $6.1 million at June 30, 2008 from $5.8 million at December 31, 2007.  The increase in other assets was primarily due to an increase in other real estate owned and the cash surrender value of the Company’s bank-owned life insurance (“BOLI”).  Other real estate owned increased to $179,000 at June 30, 2008.  The Company had no other real estate owned at December 31, 2007. The cash surrender value of BOLI increased $74,000 to $3.1 million at June 30, 2008.  Total liabilities decreased $1.8 million or 0.8% to $218.6 million from $220.4 million due to a $10.8 million or 5.7% decrease in deposit balances at June 30, 2008 compared to December 31, 2007.  Federal Home Loan Bank (“FHLB”) advances increased $9.2 million or 39.5% to $32.6 million at June 30, 2008 compared to $23.4 million at December 31, 2007.  The Company borrowed $13.8 million from the FHLB during the six months ended June 30, 2008.  The borrowings have maturities from two to five years.

The Company had non-performing assets of $620,000 at June 30, 2008 and $934,000 at December 31, 2007.  The decrease in non-performing assets primarily reflects a decrease in the number of non-performing loans the Company holds at June 30, 2008 compared to December 31, 2007.  The Company had five non-performing loans and one other real estate owned property as of June 30, 2008 and ten non-performing loans as of December 31, 2007.   The Company had no other real estate owned properties as of December 31, 2007.  The allowance for loan losses was $1.4 million at June 30, 2008 and $1.5 million at December 31, 2007.  Our ratio of allowance for loan losses to gross loans receivable was 1.04% at June 30, 2008 and 1.15% at December 31, 2007.  The allowance for loan losses to non-performing loans was 225.65% as of June 30, 2008 compared to 164.78% as of December 31, 2007.

Total stockholders’ equity increased $566,000 to $28.5 million at June 30, 2008 from $27.9 million at December 31, 2007.  The increase was primarily due to a $440,000 decrease in the ESOP put option liability explained below, and net income of $280,000 for the six months ended June 30, 2008, partially offset by dividends paid and common stock repurchased during the six months ended June 30, 2008.  The Internal Revenue Service ("IRS") has determined that any security traded on the bulletin board or pink sheets does not have a sufficiently active market to support the trading necessary should an employee wish to sell their Company stock they received as a part of the ESOP.  Therefore, the Company has a contingent liability offset by an entry to additional paid in capital in an amount equal to the market value of the vested portion of the ESOP at December 31, 2007 as a result of the obligation the Company has to repurchase the stock should the employee decide to sell it and there were no buyers available on the open market.  The ESOP put option liability decreased $440,000 during the six months ended June 30, 2008 to $1.4 million from $1.8 million at December 31, 2007 reflecting the decrease in the market value of the vested portion of the common stock held in the ESOP.  The increases were offset by dividends paid of $176,000 and common stock repurchases totaling $126,000 or 6,327 shares that took place during the six months ended June 30, 2008.

INCOME INFORMATION –THREE MONTH PERIODS ENDED JUNE 30, 2008 AND 2007:

Net interest income decreased by $8,000 or 0.5% to $1.6 million for the quarter ended June 30, 2008 when compared to the same quarter in 2007.  The decrease in net interest income primarily reflects an increase in the cost of FHLB advances due to an increase in the average outstanding FHLB borrowings for the comparable periods, as well as the Company’s average balances of interest-earnings assets decreasing more rapidly than the Company’s average balances in interest-bearing liabilities.  Average FHLB borrowings were $33.6 million at an average cost of 4.12% for the three months ended June 30, 2008 compared average borrowings of $25.7 million at an average cost of 4.47% for the three months ended June 30, 2007.  The Company’s average interest-earning assets shrunk to $236.4 million earning an average yield of 5.17% for the three months ended June 30, 2008 compared to average interest-earnings assets of $255.9 million at an average yield of 5.51% for the same period in 2007.  The Company’s average interest-bearing liabilities shrunk to $214.0 million at a cost of 2.80% for the three months ended June 30, 2008 compared to average interest-bearing liabilities of $225.1 million at a cost of 3.48% for the same period in 2007.  The lower yield on interest-earning assets and lower cost of interest-bearing liabilities is primarily due to lower short-term interest rates, which fell 225 basis points since December 31, 2007.  Our net interest rate spread increased 34 basis points to 2.37% from 2.03% while our net interest margin increased 19 basis points to 2.64% from 2.45%.  The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 110.44% for the three months ended June 30, 2008 from 113.66% for the same period in 2007.

There was a $40,000 negative provision for loan losses for the three months ended June 30, 2008 and a $1,000 negative provision for loan losses for the three months ended June 30, 2007.  There was $40,000 in loan loss recoveries during the three months ended June 30, 2008 and $1,000 in loan loss recoveries during the three months ended June 30, 2007.   Loan loss provisions are made to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio.  Management concluded that no additional provisions were necessary during the three months ended June 30, 2008 or 2007.  Should any unforeseen risks present themselves, management may need to make provisions for loan losses.

Non-interest income increased $27,000 or 16.1% to $195,000 for the quarter ended June 30, 2008 compared to $168,000 for the same quarter in 2007.  Insurance commissions increased $9,000 to $14,000 for the quarter ended June 30, 2008 compared to $5,000 for the quarter ended June 30, 2007.  Insurance commissions increased primarily due to an increase in the sale of fixed and variable rate annuities during the quarter ended June 30, 2008 when compared to the same period in 2007.  Other non-interest income increased $29,000 or 65.9% to $73,000 for the quarter ended June 30, 2008 compared to $44,000 for the comparable period in 2007.  The increase was primarily due an increase in the cash surrender value of the Company’s bank owned life insurance (“BOLI”), offset by a decrease in rental income earned.  The cash surrender value of the Company’s BOLI increased $40,000 during the quarter ended June 30, 2008 while the rental income decreased $13,000 during the quarter ended June 30, 2008, when compared to the same period in 2007. The Company purchased $3.0 million of BOLI in August of 2007.  Rental income decreased due to increased vacancies in the rental units located at our 80th Avenue facility.

Non-interest expense increased by $15,000 to $1.5 million for the comparative three months ended June 30, 2008 and June 30, 2007.   The increase was primarily due to an increase in advertising and promotion costs, offset by a decrease in salaries and employee benefits.  Advertising and promotion costs increased $24,000 or 39.3% to $85,000 for the quarter ended June 30, 2008 compared to $61,000 for the same period in 2007.  Advertising and promotion costs increased for the comparable periods due to a budgeted reduction in advertising costs that were incurred during the quarter ended June 30, 2007.  Salaries and employee benefits decreased $19,000 or 2.4% to $775,000 for the quarter ended June 30, 2008 compared to $794,000 for the same period in 2007.  Salaries and employee benefits decreased primarily due to a reduction in the cost of the Company’s recognition and retention plan (“RRP”).  The RRP plan was fully vested on May 21, 2008 and therefore, the cost associated with the RRP is lower during the three months ended June 30, 2008 than the comparable period last year.  The average monthly cost through May 21, 2008 to fund the RRP plan was $16,000.  On a going forward basis the Company will not incur any compensation expense associated with the fully vested RRP awards.

Our federal and state taxes increased $10,000 to $99,000 for the quarter ended June 30, 2008 from $89,000 during the same period of 2007.  This is primarily due to higher pre-tax income during the three months ended June 30, 2008 compared to the same period in 2007.  Federal and state income tax expense as a percentage of income was 34.0% for the three months ended June 30, 2008 compared to 35.9% for the same period in 2007.  The decrease in the percentage of federal and state taxes for the three months ended June 30, 2008 compared to the same period in the prior year is primarily the result of the purchase of BOLI in August 2007.  The earnings recorded on BOLI are federal and state tax exempt.

INCOME INFORMATION – SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007:

Net interest income decreased by $145,000 or 4.5% to $3.1 million for the six months ended June 30, 2008 from $3.2 million for the same period in 2007.  The decrease in net interest income reflects the Company’s average balances of interest-earnings assets decreasing more rapidly than the Company’s average balances in interest-bearing liabilities, as well as the increased cost of FHLB borrowings due to the increase in the average balances of FHLB advances.  Average FHLB advances were $31.3 million at a rate of 4.16% for the six months ended June 30, 2008 compared to average FHLB advance balances of $26.9 million at a rate of 4.37% for the same period in 2007.  Average interest earning assets were $236.4 million and $256.8 million during the comparative 2008 and 2007 six-month periods while the average yield was 5.28% and 5.53%, respectively.

Average interest earning liabilities were $214.7 million and $225.9 million during the comparative 2008 and 2007 six-month periods while the average cost was 2.97% and 3.45%, respectively.  Our net interest rate spread increased 23 basis points to 2.31% from 2.08% while our net interest margin increased 9 basis points to 2.59% from 2.50%.  The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 110.14% for the six months ended June 30, 2008 from 113.69% for the same period in 2007.  The decrease in the yields and costs of the Company’s interest-earning assets and interest-bearing liabilities is primarily due to falling short-term interest during the six months ended June 30, 2008.

There was a negative provision for loan losses of $40,000 for the six months ended June 30, 2008 compared to a $71,000 negative loan loss provision for the six months ended June 30, 2007.  There was $40,000 in loan losses recoveries during the six months ended June 30, 2008 and $21,000 in loan loss recoveries and $50,000 in negative provisions during the six months ended June 30, 2007.  Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio.  Management concluded that no additional provisions were necessary during the six months ended June 30, 2008 or 2007.  Management’s evaluation of the losses inherent in our loan portfolio reflected a decrease risk of loss in the loan portfolio, resulting in management’s decision to reduce the allowance for loan losses  for the six months ended June 30, 2007.  Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income increased $17,000 or 4.7% to $377,000 for the six months ended June 30, 2008 from $360,000 for the comparable period in 2007.  The increase was primarily the result of increases in insurance commission income and other non-interest income, offset by a decrease in service charges on accounts for the six months ended June 30, 2008 when compared to the six months ended June 30, 2007.  Other non-interest income increased $41,000 or 45.6% to $131,000 for the six months ended June 30, 2008 compared to $90,000 for the six months ended June 30, 2007.  The increase in other non-interest income was primarily due an increase in the cash surrender value of the Company’s bank-owned life insurance (“BOLI”), offset by a decrease in rental income earned.  The Company purchased $3.0 million of BOLI in August of 2007.  Rental income decreased due to increased vacancies in the rental units located at our 80th Avenue facility.  Service charges on accounts decreased $29,000 or 11.9% to $215,000 for the six months ended June 30, 2008 compared to $244,000 for the same period in 2007.  The decrease in service charges on account was primarily due to a $13,000 decrease in prepayment penalties collected and a $17,000 decrease in service fees collected on checking accounts during the comparable periods ended June 30, 2008 and 2007.  Service fees collected decreased due to a decrease in the number of demand deposit accounts the Company had at June 30, 2008 compared to June 30, 2007.  There were 4,336 demand deposit accounts as of June 30, 2008 and 4,511 demand deposit accounts as of June 30, 2007.

Non-interest expense increased $86,000 to $3.1 million for the six-month period ended June 30, 2008 from $3.0 million for the comparable period in 2007.  The increase was primarily due to an increase in data processing costs and other non-interest expense items offset by a decrease in salaries and employee benefit costs for the six months ended June 30, 2008 compared to the same period in 2007.  Data processing costs increased $21,000 or 12.5% to $189,000 for the six months ended June 30, 2008 compared to $168,000 for the same period in 2007.  The increase in the comparable periods was primarily due to credits received during the quarter ended March 31, 2007 given in conjunction with negotiations on additional data services purchased.  Other non-interest expense items increased $118,000 or 18.8% to $746,000 for the six months ended June 30, 2008 compared to $628,000 for the six months ended June 30, 2007.  As discussed in detail in the securities paragraph in the balance sheet data above, the increase in other non-interest expense items is primarily due a $192,000 loss realized in conjunction with the sale of trading securities in April 2008. The loss on the sale of trading securities was offset by decreases in postage costs and professional fees. Salaries and employee benefits decreased primarily due to a reduction in the cost of the Company’s RRP as well as a reduction in the number of full time equivalent employees for the comparable periods.  The RRP plan was fully vested on May 21, 2008 and therefore, the cost associated with the RRP was lower during the six months ended June 30, 2008 than the comparable period last year.  The average monthly cost through May 21, 2008 to fund the RRP plan was $16,000.

Our federal and state taxes decreased $115,000 to $124,000 for the six months ended June 30, 2008 from $239,000 in the same period of 2007.  This is primarily the result of lower pre-tax income that occurred during the six months ended June 30, 2008 as well as the purchase of BOLI in August 2007.  The earnings recorded on BOLI are federal and state tax exempt.  Federal and state income tax expense as a percentage of income was 30.7% for the six months ended June 30, 2008 compared to 36.8% for the same period in 2007.

Other financial information is included in the tables that follow.

This press release contains certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”,  “should”, “planned”, “estimated” and “potential”.  Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature.  These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact:	Lyn G. Rupich
President
708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
	30-Jun-08	31-Dec-07
ASSETS

Cash and due from financial Institutions	$17,074	$18,296
Federal funds sold	58	77
TOTAL CASH AND CASH EQUIVALENTS	17,132	18,373

Certificates of Deposit	6,997	2,997
Securities	76,998	81,447
Loans receivable net of allowance for loan loss
of $1,399 at June 30, 2008, and $1,539 at
December 31, 2007.	133,057	132,966
Federal Home Loan Bank Stock	2,450	2,450
Premises and equipment	4,307	4,282
Accrued interest receivable & other assets	6,167	5,834
TOTAL ASSETS	$247,108	$248,349

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	179,722	190,534
Federal Home Loan Bank advances	32,575	23,350
Advance payments by borrowers for taxes
and insurance	1,720	1,551
Accrued expenses and other liabilities	4,597	4,986

TOTAL LIABILITIES	218,614	220,421
TOTAL EQUITY	28,494	27,928
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY	$247,108	$248,349

	30-Jun-08	30-Jun-07
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$4,139	$4,216
Securities	1,772	1,739
Interest earning deposits & other	284	1,020
Federal funds sold	52	129
TOTAL INTEREST INCOME	6,247	7,104

INTEREST EXPENSE ON DEPOSITS
Deposits	2,538	3,313
Federal Home Loan Bank & Other	650	587
Total Interest Expense	3,188	3,900
NET INTEREST INCOME	3,059	3,204
Provision for loan losses	(40)	(71)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	3,099	3,275

NON-INTEREST INCOME
Insurance commissions	31	26
Service charges on accounts	215	244
Other	131	90
TOTAL NON-INTEREST INCOME	377	360

NON-INTEREST EXPENSE
Salaries and employee benefits	1,575	1,650
Occupancy	431	405
Advertising & promotion	131	135
Data processing	189	168
Other	746	628
TOTAL NON-INTEREST EXPENSE	3,072	2,986

INCOME BEFORE INCOME TAXES	404	649
Income tax expense	124	239
NET INCOME	$280	$410

Earnings per share, basic	$0.14	$0.19
Earnings per share, diluted	$0.14	$0.19

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 6/30/08 (unaudited)

	For the Three	For the Three
	Months ended	Months ended
	6/30/2008	6/30/2007
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$2,041	$2,069
Securities	863	958
Interest earning deposits & other	153	455
Federal Funds Sold	1	44
TOTAL INTEREST INCOME	3,058	3,526

INTEREST EXPENSE ON DEPOSITS
Deposits	1,154	1,673
Federal Home Loan Bank & Other	346	287
Total Interest Expense	1,500	1,960
NET INTEREST INCOME	1,558	1,566
Provision for loan losses	(40)	(1)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	1,598	1,567

NON-INTEREST INCOME
Insurance commissions	14	5
Service charges on deposit accounts	108	119
Other	73	44
TOTAL NON-INTEREST INCOME	195	168

NON-INTEREST EXPENSE
Salaries and employee benefits	775	794
Occupancy	212	204
Advertising & promotion	85	61
Data processing	90	85
Other	340	343
TOTAL NON-INTEREST EXPENSE	1,502	1,487

INCOME BEFORE INCOME TAXES	291	248
Income Tax Expense	99	89
NET INCOME	$192	$159

AJS Bancorp, Inc.
Financial Highlights
(unaudited)	June 30, 2008	December 31, 2007
Selected Financial Highlights:
Total assets	$247,108	$248,349
Loans receivable, net	133,057	132,966
Securities	76,998	81,447
Deposits	179,722	190,534
Federal Home Loan Bank advances	32,575	23,350
Stockholders' equity	28,494	27,928

Book value per share (1)	14.03	13.71

Number of shares outstanding (2)	2,030,545	2,036,872

	Three months ended	Three months ended
	June 30, 2008	June 30, 2007
	(In thousands except per share information)
Selected Operations Data:
Total interest income	$3,058	$3,526
Total interest expense	1,500	1,960
Net interest income	1,558	1,566
Provision for loan losses	(40)	(1)
Net interest income after provision
for loan losses	1,598	1,567
Noninterest income	195	168
Noninterest expense	1,502	1,487
Income before taxes	291	248
Income tax provision	99	89
Net income	192	159

Basic earnings per share	$0.09	$0.08
Diluted earnings per share	$0.09	$0.07

	Three months ended	Three months ended
	June 30, 2008	June 30, 2007
Selected Operating Ratios:
Return on average assets	0.31%	0.24%
Return on average equity	2.67%	2.19%
Interest rate spread during the period	2.37%	2.03%
Net interest margin	2.64%	2.45%
Average interest-earning assets to average interest-
bearing liabilities	110.44%	113.66%
Efficiency ratio (3)	85.68%	85.76%

	Six months ended	Six months ended
	June 30, 2008	June 30, 2007
	(In thousands except per share information)
Selected Operations Data:
Total interest income	$6,247	$7,104
Total interest expense	3,188	3,900
Net interest income	3,059	3,204
Provision for loan losses	(40)	(71)
Net interest income after provision
for loan losses	3,099	3,275
Noninterest income	377	360
Noninterest expense	3,072	2,986
Income before taxes	404	649
Income tax provision	124	239
Net income	280	410

Earnings per share, basic	$0.14	$0.19
Earnings per share, diluted	$0.14	$0.19

	Six months ended	Six months ended
	June 30, 2007	June 30, 2007
Selected Operating Ratios:
Return on average assets	0.22%	0.31%
Return on average equity	1.96%	2.83%
Interest rate spread during the period	2.31%	2.08%
Net interest margin	2.59%	2.50%
Average interest-earning assets to average interest-
bearing liabilities	110.14%	113.69%
Efficiency ratio (3)	89.41%	83.78%

	As of	As of
	June 30, 2008	December 31, 2007
Asset Quality Ratios:
Non-performing assets to total assets	0.25%	0.38%
Allowance for loan losses to non-performing loans	225.65%	164.78%
Allowance for loan losses to loans receivable, gross	1.04%	1.15%
(1) Shareholders' equity divided by number of shares outstanding.
(2) Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.